                                                                    EXHIBIT 99.1

Contacts:  Herman Chin, Public Relations    Christine Rogers, Investor Relations
           631-962-1163                     631-962-1160
           herman.chin@falconstor.com       christine.rogers@falconstor.com

            FALCONSTOR ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS
                      REVENUES INCREASE 86% FROM PRIOR YEAR

MELVILLE,  N.Y., April 24,  2003--FalconStor  Software,  Inc. (Nasdaq:  FALC), a
leading developer of network storage  infrastructure  software,  today announced its financial results for the first quarter endED March 31, 2003.

For the first  quarter of 2003,  net  revenues  increased  86% to $3.7  million, compared  with $2.0  million  for the same  period a year ago.  Net loss for the quarter was $1.7 million,  down 33% from $2.6 million for the same period a year ago.  Diluted  net loss per share for the  first  quarter  of 2003 was $0.04 per share,  down from $0.06 per share for the same  period a year ago.  The  Company closed the quarter financially strong with $45 million in cash, cash equivalents and marketable  securities,  after  deducting net  liabilities  of  discontinued
operations.

"Despite the uncertainty  concerning the world economy, we are very pleased with the positive  revenue  growth we have achieved this quarter," said ReiJane Huai,
FalconStor  Chairman and CEO.  "The number of customer  reference  sites running
IPStor in mission-critical  environments around the world continues to escalate, contributing to our 86% year-over-year  revenue growth and the increasing number of sales opportunities currently in the pipeline. Most importantly,  we continue to earn recognition from a wide range of key, well respected industry players in the form of  strategic  business  initiatives,  such as the Hitachi Data Systems
Real-Time Data Migration  program  powered by IPStor,  and other OEM engagements where  IPStor  is the  key  driver  of the  business  solutions  branded  by our strategic partners."

FIRST QUARTER HIGHLIGHTS:
Throughout the first quarter,  FalconStor continued to make significant progress towards achieving business, partner and product goals:

o     FalconStor  continued  to focus on  enhancing  business  and  applications relationships with the world's leading companies,  including: Hitachi Data
      Systems,  a leader in storage solutions to simplify,  protect and optimize
      information   infrastructures;   Alacritech,   an   innovator  of  network
      accelerator  solutions that enable fast and efficient  servers and storage systems; GE IT Solutions, one of Canada's largest providers of information technology  products and services;  and NetGear,  a worldwide  provider of easy-to-use high performance networking products.

o     New customers from a variety of industries continue to select FalconStor's
      IPStor(R)  solution to ensure the highest  reliability and availability of their mission-critical  storage infrastructure.  Key customers highlighted in the first quarter include:  The American Museum of Natural History, one of the world's preeminent institutions of scientific and cultural research and education, who chose IPStor software to efficiently manage the storage of multiple terabytes of data; Public Abstract Corporation,  a division of

      First  American  Title  Insurance  Company of New York,  who chose  IPStor software  to meet its need to  exercise  greater  control  over the  time,
      resources,   and  money   invested  in  its  storage   resources;   Lehman
      Brothers-owned   financial  services  company  Southern  Pacific  Mortgage
      Limited,  who chose IPStor software for centralized storage management and for  scalability of its three terabytes of data; and A&I System Co., Ltd., an IT total  solutions  and hosting  services  provider,  who chose IPStor software to provide disaster recovery services to its customers.

o     FalconStor  continues to enhance the company's solutions offering with the debut of version 4.0 of its  IPStor(R)  software.  The new version  offers innovative features and new options in the areas of storage consolidation, business continuity/disaster recovery,  backup/recovery acceleration,  and performance optimization.  In addition to disk storage, IPStor version 4.0 can provision virtual tape or library,  simulated via disk, to allow third party backup servers to leverage  FC-SAN and IP-SAN to perform  high-speed backup and restore, as well as remote archiving and vaulting, with minimal operating cost and maximum ROI.

The  company  will host a  conference  call on  Thursday,  April 24 at 5:15 p.m.
Eastern  Time  to  discuss  the  results.  To  participate  in the  call,  dial:
973-582-2710.  To listen to a replay of the call  beginning  April 24 at 7:15 PM
Eastern   Time,   dial   973-341-3080,    access   code   3883025,    or   visit
www.falconstor.com/investors.asp.

ABOUT IPSTOR
IPStor  Software   delivers  an  intelligent   SAN/NAS   infrastructure   across
heterogeneous  environments by providing a comprehensive set of storage services for enterprise applications - simplifying management, ensuring data availability and recoverability, and maximizing performance.

ABOUT FALCONSTOR
FalconStor  Software,  Inc.  (Nasdaq:  FALC) is a leading  developer  of network storage  infrastructure  software solutions designed to optimize the performance and availability of today's complex IT infrastructures. Deployed by a wide range of Fortune 1000 enterprises,  FalconStor's flagship product,  IPStor,  optimizes storage utilization,  accelerates backup and recovery, maximizes I/O performance and ensures business continuity via sophisticated data replication  services. It is available and supported through major OEMs, system  integrators and resellers worldwide.

Founded in 2000,  FalconStor  is  headquartered  in  Melville,  NY, with offices throughout  Europe  and the Asia  Pacific  regions  including  Paris,  Tokyo and
Taiwan. FalconStor is an active member of the Technical Support Alliance Network
(TSANet),  Storage  Networking  Industry  Association  (SNIA) and Fibre  Channel
Industry  Association (FCIA). For more information visit  www.falconstor.com  or call 1-631-777-5188.

This press release  includes  forward-looking  statements  that involve risk and uncertainties  that could cause  actual  results to differ  materially  from the forward-looking  statements.  These risks and uncertainties  include:  the early stage of FalconStor's business; delays in product development; market acceptance of FalconStor's  products and services;  technological change in the storage and networking  industries;  competition in the storage networking  software market;
the ability to achieve  profitability;  intellectual  property issues; and other risk factors  discussed in  FalconStor's  reports on Forms 10-K,  10-Q and other reports filed with the Securities and Exchange Commission.

                                       ###

FalconStor Software and IPStor are registered trademarks of FalconStor Software,
Inc. All other company and product names contained  herein are trademarks of the respective holders.

                   FALCONSTOR SOFTWARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                 March         December 31,
                                                                  2003            2002
                                                             -------------    -------------
                                                               (unaudited)
Assets
Current assets:
   Cash and cash equivalents ...............................   $15,600,619   $14,191,075
   Marketable securities ...................................    30,731,311    36,910,448
   Accounts receivable, net ................................     3,941,408     4,285,892
   Prepaid expenses and other current assets ...............       733,498     1,167,174
                                                               -----------   -----------

            Total current assets ...........................    51,006,836    56,554,589
                                                               -----------   -----------

Property and equipment, net ................................     2,476,644     2,068,001
Goodwill ...................................................     3,301,599     3,301,599
Other intangible assets, net ...............................       319,722       309,491
Other assets ...............................................     3,061,987     2,476,306
                                                               -----------   -----------

            Total assets ...................................   $60,166,788   $64,709,986
                                                               ===========   ===========

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable ........................................   $   450,770   $   437,088
   Accrued expenses ........................................     1,942,677     1,987,651
   Deferred revenue ........................................     2,225,983     2,182,729
   Liabilities of discontinued operations...................     1,291,398     4,201,465
                                                               -----------   -----------

            Total current liabilities ......................     5,910,828     8,808,933
                                                               -----------   -----------

Commitments

            Total stockholders' equity .....................    54,255,960    55,901,053
                                                               -----------   -----------

            Total liabilities and stockholders' equity .....   $60,166,788   $64,709,986
                                                               ===========   ===========

                   FALCONSTOR SOFTWARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               Three Months Ended
                                                                   March 31,
                                                             2003            2002
                                                         (unaudited)      (unaudited)
                                                         -----------      -----------

Revenues:
Software license revenue .............................. $  2,686,818    $  1,634,944
Software services and other revenue ...................      992,089         345,898
                                                        ------------    ------------
                                                           3,678,907       1,980,842
                                                        ------------    ------------

Operating expenses:
Amortization of purchased and capitalized software ....      261,213           7,881
Cost of software services and other revenue ...........      592,001         311,339
Software development costs ............................    1,634,792       1,694,756
Selling and marketing .................................    2,548,930       2,311,822
General and administrative ............................      692,320         617,488
                                                        ------------    ------------
                                                           5,729,256       4,943,286
                                                        ------------    ------------
           Operating loss .............................   (2,050,349)     (2,962,444)
                                                        ------------    ------------

Interest and other income .............................      318,311         381,059
                                                        ------------    ------------

Loss before income taxes ..............................   (1,732,038)     (2,581,385)
                                                        ------------    ------------

Provision for income taxes ............................        6,815            --
                                                        ------------    ------------

Net loss .............................................. $ (1,738,853)   $ (2,581,385)
                                                        ============    =============

Basic and diluted net loss per share .................. $      (0.04)   $      (0.06)
                                                        ============    ============

Weighted average basic and diluted shares
outstanding ...........................................   45,499,862      45,184,257
                                                        ============    ============